UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 26, 2009 (May 22, 2009)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

230 DUFFY AVENUE

HICKSVILLE, NY  11801

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

Background

As previously reported in the Registration Statement on Form 10 filed by American Defense Systems, Inc. (the “Company”) with the Securities and Exchange Commission on March 21, 2008, the Company, West Coast Opportunity Fund, LLC (“WCOF”), Centaur Value Partners, LP (“Centaur Value”) and United Centaur Master Fund (“United Centaur”, and collectively with Centaur Value and WCOF, the “Series A Holders”) entered into a Securities Purchase Agreement, dated March 7, 2008 (the “Purchase Agreement”), pursuant to which the Series A Holders purchased  an aggregate of 15,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”) and warrants to acquire an aggregate of 3,750,000 shares of the Company’s common stock (the “Warrants”).

In connection with the Company’s application to list shares of its common stock on the American Stock Exchange (now known as the NYSE Amex LLC), the Company and the Series A Holders entered into a Consent and Agreement of Series A Convertible Preferred Stockholders, dated May 23, 2008 (the “Consent Agreement”), pursuant to which the Company covenanted, for the fiscal year ending December 31, 2008 , (i) to achieve Revenues (as that term is defined in the Consent Agreement) equal to or exceeding $50,000,000 and Consolidated EBITDA (as that term is defined in the Consent Agreement) equal to or exceeding $13,500,000, and (B) to publicly disclose and disseminate or to certify to the Series A Holders its operating results for such period, no later than February 15, 2009 (the “Financial Covenants”).  As previously reported, the Company did not meet the Financial Covenants and was unable to disclose or certify its operating results by February 15, 2009.

Under the Consent Agreement, the breach of Financial Covenants was deemed a “Triggering Event” under Section 3(a)(vii) of the Company’s certificate of designations of the Series A Preferred (the “Certificate of Designations”), giving each Series A Holder the right to require the Company to redeem all or a portion of such holder’s Series A Preferred shares at a price per share as calculated pursuant to Section 3(b)(i) of the Certificate of Designations.   As previously reported, the Series A Holders agreed, subject to the terms and conditions set forth in the letters of forbearance entered into by the Company and each of the Series A Holders on February 13, 2009, to forbear from exercising their rights and remedies, including without limitation the right to cause the redemption of the Series A Preferred shares as a result of breaches of the Financial Covenants, for a limited period of time, which expired on February 27, 2009.   Thereafter, the Company received a notice of Triggering Event redemption from WCOF.  WCOF demanded that the Company immediately redeem 14,025 shares of the Series A Preferred, which constitutes all of the shares of Series A Preferred held by WCOF, at an aggregate price of $15,427,500.  WCOF also demanded payment of $470,317 as dividends it asserted had accrued from January 1, 2009 through April 13, 2009, on its Series A Preferred at the cash dividend rate of 12%, as well as $70,000.00 in legal fees and expenses incurred in connection with the negotiations relating to the breach of the Financial Covenants pursuant to the forbearance letter dated February 13, 2009.  Due to restrictions on the payment of dividends under its revolving line of credit with TD Bank, the Company had not paid dividends on the Series A Preferred for 2009.

Settlement Agreements

On May 22, 2009, the Company entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders (the “Settlement Agreement”) pursuant to which, among other things, (i) the Series A Holders waived any breach by the Company of the Financial Covenants or its obligation to timely pay dividends on the Series A Preferred for any period through September 30, 2009, and waived any “Equity Conditions Failure” and any “Triggering Event” under the Certificate of Designation otherwise arising from such breaches,  (ii) the Warrants were amended to reduce the exercise price thereof from $2.40 per share to $0.01 per share, (iii) the Company issued the Holders an aggregate of 2,000,000 shares of the Company’s common stock (the “Dividend Shares”), in full satisfaction of the Company’s obligation to pay dividends under the Certificate of Designations as of March 31, 2009, June 30, 2009 and September 30, 2009, and (iv) the Company agreed to redeem $7,500,000 in stated value of the Series A Preferred by December 31, 2009.  The Company agreed that, if it fails to so redeem $7,500,000 in stated value of the Series A Preferred by that date (a “Redemption Failure”), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), (i) the redemption price payable by the Company will increase by an amount equal to 10% of the stated value, (ii) the Company will use its best efforts to obtain stockholder approval to reduce the conversion price of the Series A Preferred from $2.00 to $0.50, and (iii) the Company will expand the size of its board of directors by two, will appoint two persons designated by the Series A Holders to fill the two newly-created vacancies, and will use its best efforts to amend the Company’s certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board.

Pursuant to the terms of the Settlement Agreement, on May 22, 2009, the Company entered into a Registration Rights Agreement with the Series A Holders (the “Registration Rights Agreement”) pursuant to which, among other things, the Company agreed to file with the Securities and Exchange Commission, by June 1, 2009, a registration statement covering the resale of the Dividend Shares, and to use its best efforts to have such registration statement declared effective as soon as practicable thereafter.

Also pursuant to the terms of the Settlement Agreement, each of the Company’s directors and executive officers has entered into a Lock-Up Agreement (each, a “Lock-Up Agreement”), pursuant to which each such person has agreed that, for so long as any shares of Series A Preferred remain outstanding, he will not sell any shares of the Company’s common stock owned by him as of May 22, 2009.

Also pursuant to the terms of the Settlement Agreement, on May 22, 2009, Anthony Piscitelli, the Company’s Chief Executive Officer, President and Chairman, entered into an Irrevocable Proxy and Voting Agreement with the Series A Holders (the “Voting Agreement”), pursuant to which Mr. Piscitelli agreed, among other things, that if a Redemption Failure occurs he will vote all shares of the Company’s voting stock owned by him in favor of (i) reducing the conversion price of the Series A Preferred from $2.00 to $0.50 and (ii) amending the Company’s certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board of directors (collectively, the “Company Actions”).  Mr. Piscitelli also appointed WCOF as his proxy to vote his shares of the Company’s voting stock in favor of the Company Actions, and against approval of any opposing or competing proposal, at any stockholder meeting or written consent of the Company’s stockholders at which such matters are considered.

The descriptions of the terms of the Settlement Agreement, the Registration Rights Agreement, the Lock-Up Agreements and the Voting Agreement contained herein are qualified in their entireties to the full text of such agreements, which are filed as exhibits hereto.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 above are incorporated herein by reference in their entirety.

Item 3.02.              Unregistered Sales of Equity Securities.

As discussed above, on May 22, 2009 the Company issued the Dividend Shares to the Series A Holders pursuant to the Settlement Agreement, in full satisfaction of the Company’s obligation to pay dividends under the Certificate of Designations as of March 31, 2009, June 30, 2009 and September 30, 2009.  The Company relied on the exemption provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 5.01.              Changes in Control of Registrant.

The contents of Item 1.01 above are incorporated herein by reference in their entirety.

Item 8.01.              Other Events.

On May 26, 2009, the Company issued a press release regarding the matters described under Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 8.01 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.              Financial Statements and Exhibits.

(c)	Exhibits

10.1	Settlement Agreement, Agreement and Waiver by and among the Company and the Series A Holders, dated May 22, 2009

10.2	Registration Rights Agreement by and among the Company and the Series A Holders, dated May 22, 2009

10.3	Form of Lock-Up Agreement executed by each of the directors and executive officers of the Company

10.4	Irrevocable Proxy and Voting Agreement by and among Anthony Piscitelli and the Series A Holders, dated May 22, 2009

99.1	Press release issued May 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 26, 2009

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Settlement Agreement, Agreement and Waiver by and among the Company and the Series A Holders, dated May 22, 2009

10.2	Registration Rights Agreement by and among the Company and the Series A Holders, dated May 22, 2009

10.3	Form of Lock-Up Agreement executed by each of the directors and executive officers of the Company

10.4	Irrevocable Proxy and Voting Agreement by and among Anthony Piscitelli and the Series A Holders, dated May 22, 2009

99.1	Press release issued May 26, 2009